Exhibit 3.5

Rider Number:	001

Lease Agreement Number:	KN020819

Lease Schedule Number(s):	ALL

Lessee Name:	KNIGHTSCOPE, INC.

Lease Agreement Dated:	FEBRUARY 8, 2019

MONTHLY LEASE CHARGE ADJUSTMENT

This Lease Schedule is intended to be a fixed rate lease during the installation period and from the Commencement Date to the end of the initial term. The three-year treasury rate is an integral part of calculating the Monthly Lease Charge for this Lease Schedule. The Lessor and Lessee agree that the Monthly Lease Charge shall be fixed upon execution of this Lease and that should the three year treasury note increase between the execution of this Lease Schedule and the Commencement Date, the Monthly Lease Charge will be adjusted on the Commencement Date to reflect such increase and will then be fixed for the initial term of this Lease Schedule.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:
FARNAM STREET FINANCIAL, INC.		KNIGHTSCOPE, INC.
“LESSOR”		“LESSEE”

By:	/s/ Steven Morgan	By:	/s/ William Santana Li

Print Name:	Steven Morgan	Name:	William Santana Li

Title:	President	Title:	Chairman and CEO

Date:	2/18/2019	Date:	2/14/19

Rider Number:	002

Lease Agreement Number:	KN020819

Lease Schedule Number:	ALL

Lessee Name:	KNIGHTSCOPE, INC.

Lease Agreement Dated:	FEBRUARY 8, 2019

RIGHT OF FIRST REFUSAL

Lessee shall notify Lessor ("Third Party Lease Offer Notice") within five (5) business days of receiving any bona fide offer from a third party to lease equipment to Lessee, which offer Lessee intends to accept (a "Third Party Offer"). Nor to accepting such offer, Lessee shall make an offer (the "Right of First Refusal") to lease the equipment which is the subject of the Third Party Offer (the "Offered Lease") from Lessor upon the same terms and conditions of the Third Party Offer and in accordance with the terms and conditions set forth below.

(a)          Notice. The Third Party Lease Offer Notice shall state the economic terms (including, but not limited to, equipment cost, monthly rental amount, purchase options), the terms and conditions of the Third Party Offer and the name of the third party offeror, together with a copy of all writings between the third party offeror and Lessee necessary to establish the terms of the Third Party Offer. Upon receipt of the Third Party Lease Offer Notice, Lessor shall have the right but not the obligation to enter into the Offered Lease with Lessee upon the terms and conditions of the Third Party Offer, subject to subparagraph (b) below.

(b)          Exercise. The Right of First Refusal shall fist be exercisable by Lessor with respect to all, but not less than all, of the Offered Equipment by delivery of written notice of exercise to Lessee within ten (10) days after receipt of the Third Party Lease Offer Notice. If Lessor does not exercise its Right of First Refusal within the time period as set forth above, the Right of First Refusal shall be deemed to have expired.

(c)          Expiration. The Right of First Refusal shall terminate three (3) years from later of (i) the date of the Lease Agreement or (ii) the termination date of the last Lease Schedule.

(d)          Default. Should Lessee accept a Third Party Offer without either providing Lessor with a Third Party Lease Offer Notice or, when notice has been provided, allowing Lessor to enter into the Offered Lease, Lessee will pay to Lessor a fee equal to ten (10) percent of the equipment cost subject to the Offered Lease within thirty (30) days of executing the Offered Lease. Any security deposits paid under Lease Schedules covered hereunder shall be held by Lessor until the expiration of this rider.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:
FARNAM STREET FINANCIAL, INC.		KNIGHTSCOPE, INC.
“LESSOR”		“LESSEE”

By:	/s/ Steven Morgan	By:	/s/ William Santana Li

Print Name:	Steven Morgan	Print Name:	William Santana Li

Title:	President	Title:	Chairman and CEO

Date:	2/18/2019	Date:	2/14/19

LEASE SCHEDULE NO. 001

This Lease Schedule is issued pursuant to the Lease Agreement Number KN020819 dated February 8, 2019. The terms of the Lease Agreement and serial numbers contained on Certificates of Acceptance are a part hereof and are incorporated by reference herein.

LESSOR: Farnam Street Financial, Inc., 5850 Opus Parkway, Suite 240, Minnetonka, MN 55343

LESSEE: Knightscope, Inc., 1070 Terra Bella Avenue, Mountain View, CA 94043

SUPPLIER OF EQUIPMENT: Knightscope, Inc.

LOCATION OF EQUIPMENT: Various

Initial Term of Lease from Commencement Date: 24 Months

Monthly Lease Charge: $121,060.00

Anticipated Delivery and Installation: February 2019

Projected Commencement Date: March I, 2019

Security Deposit: Upon Lessee's execution of this Lease Schedule, Lessee shall deliver a security deposit in the amount of $242,120.00. Provided that there has been no event of default and Lessee has returned all of the Equipment under this Lease Schedule per the terms of the Lease Agreement, this security deposit will be returned to Lessee.

EQUIPMENT

MANUFACTURER	QTY	MACHINE/MODEL	EQUIPMENT DESCRIPTION (including features)
Knightscope, Inc.	50	Kl, K3, K5	Knightscope Autonomous Data Machines

The cost of all the Equipment on this Lease Schedule shall total $3,000,000.00. The Monthly Lease Charge listed above is calculated based on the agreement that this cost will be comprised of $3,000,000.00 of Knightscope Autonomous Data Machines (the "KADM") at a lease rate factor of 0.040353 per $1.00 and $0.00 of non-hardware costs, other than those bundled with the KADM, at a lease rate factor of 0.047459 per $1.00. Should the total cost of the Equipment exceed that indicated above, Lessor and Lessee agree that the Monthly Lease Charge above will be increased to reflect this additional cost at the Installation Date of the additional Equipment. If the total cost of non-hardware exceeds that indicated above, the hardware portion of the commitment above will be increased dollar for dollar by the amount of the additional non-hardware. This Lease Schedule No. 001 will Commence on the first of the month following the later of (i) the date the Lessee has satisfied its commitment to install all the Equipment, as described above; or (ii) Lessor's receipt of Lessee's executed commencing Lease Schedule; however, Lessor may, at its sole discretion, close and Commence this Lease Schedule at an earlier date. A revised Lease Schedule No. 001R to replace this Lease Schedule No. 001 shall be executed by both parties to reflect the actual Equipment cost accepted and the commensurate Monthly Lease Charge, including any adjustments required under the Monthly Lease Charge Adjustment Rider. The Monthly Lease Charge will be prorated and charged as interim rent between the Installation Date of each item of equipment, as Lessee indicates on the Certificate(s) of Acceptance, and the Commencement Date. Interim rent due prior to the Commencement Date shall not reduce or offset Lessee's post-Commencement Monthly Lease Charge obligations hereunder.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE LEASE AGREEMENT, at the expiration of the Initial Term of the Lease, Lessee shall exercise one of the following options:

1.           purchase some or all of the Equipment at the expiration of the Initial Term of the Lease for a purchase price of forty-five (45) percent of the original cost of the Equipment upon satisfaction of the following conditions: (a) Lessee gives Lessor written notice at least 120 days but not more than 180 days before the expiration of the Initial Term of the Lease of Lessee's election to purchase the Equipment hereunder; (b) Lessee pays the purchase price (plus applicable taxes) on or before the expiration of the Initial Term of the Lease; and (c) if Lessee purchases less than all of the Equipment, Lessee executes Lessor's documentation to both remove the Purchased Equipment from the Lease Schedule and confirm that remaining Equipment shall renew according to section 2 below on a prorated basis If there is a default in the Lease existing when the purchase price is received, Lessor may apply the funds received to cure the default. .

2.           if Lessee for any reason does not purchase all of the Equipment pursuant to and in accordance with the option granted in section I above, then this Lease Schedule, with respect to all the Equipment not purchased pursuant to section I above, shall renew for a renewal period of 24 months beginning at the expiration date of the Initial Term of this Lease Schedule at a Monthly Lease. Charge of fifty-five (55) percent of the Initial Term Monthly Lease Charge. Lessee shall have the option to purchase Equipment beginning at the end of month twelve of the renewal period for twenty (20) percent of the original cost. At the end of this renewal period, the Lease Schedule shall continue or terminate according to the provisions in the Lease Agreement.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:
FARNAM STREET FINANCIAL, INC.		KNIGHTSCOPE, INC.
“LESSOR”		“LESSEE”

By:	/s/ Steven Morgan	By:	/s/ William Santana Li

Print Name:	Steven Morgan	Print Name:	William Santana Li

Title:	President	Title:	Chairman and CEO

Date:	2/18/2019	Date:	2/14/19

LEASE SCHEDULE NO. 001R

"This Lease Schedule No. 0018 replaces Lease Schedule No. 001."

This Lease Schedule is issued pursuant to the Lease Agreement Number KN020819 dated February 8, 2019. The terms of the Lease Agreement and serial numbers contained on Certificates of Acceptance Number KN020819-001-001 are a part hereof and are incorporated by reference herein.

LESSOR: Farnam Street Financial, Inc., 5850 Opus Parkway, Suite 240, Minnetonka, MN 55343

LESSEE: Knightscope, Inc., 1070 Terra Bella Avenue, Mountain View, CA 94043

SUPPLIER OF EQUIPMENT: Knightscope, Inc.

LOCATION OF EQUIPMENT: Same as above

Initial Term of Lease from Commencement Date: 24 Months

Monthly Lease Charge: $121,128.88

Delivery and Installation: February 2019 — March 2019

Commencement Date: April 1, 2019

Security Deposit: $242,120.00. Provided that there has been no event of default and Lessee has returned all of the Equipment under this Lease Schedule per the terms of the Lease Agreement, this security deposit will be returned to Lessee.

EQUIPMENT

MANUFACTURER	QTY	MACHINE/MODEL	EQUIPMENT DESCRIPTION (including features)

See Attachment A

The total Equipment cost on this Lease Schedule is $3,000,000.00. Interim rent billed prior to the Commencement date shall not reduce or offset Lessee's post-Commencement Monthly Lease Charge obligations hereunder.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE LEASE AGREEMENT, at the expiration of the Initial Term of the Lease, Lessee shall exercise one of the following options:

1.	purchase some or all of the Equipment at the expiration of the Initial Term of the Lease for a purchase price of forty-five (45) percent of the original cost of the Equipment upon satisfaction of the following conditions: (a) Lessee gives Lessor written notice at least 120 days but not more than 180 days before the expiration of the Initial Term of the Lease of Lessee's election to purchase the Equipment hereunder; (b) Lessee pays the purchase price (plus applicable taxes) on or before the expiration of the Initial Term of the Lease; and (c) if Lessee purchases less than all of the Equipment, Lessee executes Lessor's documentation to both remove the Purchased Equipment from the Lease Schedule and confirm that remaining Equipment shall renew according to section 2 below on a prorated basis If there is a default in the Lease existing when the purchase price is received, Lessor may apply the funds received to cure the default. .

2.	if Lessee for any reason does not purchase all of the Equipment pursuant to and in accordance with the option granted in section 1 above, then this Lease Schedule, with respect to all the Equipment not purchased pursuant to section 1 above, shall renew for a renewal period of 24 months beginning at the expiration date of the Initial Term of this Lease Schedule at a Monthly Lease Charge of fifty-five (55) percent of the Initial Term Monthly Lease Charge. Lessee shall have the option to purchase Equipment beginning at the end of month twelve of the renewal period for twenty (20) percent of the original cost. At the end of this renewal period, the Lease Schedule shall continue or terminate according to the provisions in the Lease Agreement.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:
FARNAM STREET FINANCIAL, INC.		KNIGHTSCOPE, INC.
“LESSOR”		“LESSEE”

By:	/s/ Steven Morgan	By:	/s/ William Santana Li

Print Name:	Steven Morgan	Name:	William Santana Li

Title:	President	Title:	Chairman and CEO

Date:	April 10, 2019	Date:	4/9/19

ATTACHMENT A

MANUFACTURER	QTY	MACHINE/MODEL	EQUIPMENT DESCRIPTION (incl. features)

[REDACTED]

Agreed to and Accepted:		Agreed to and Accepted:

FARNAM STREET FINANCIAL, INC.		KNIGHTSCOPE, INC.
“LESSOR”		“LESSEE”

By:	/s/ Steven Morgan	By:	/s/ William Santana Li

Print Name:	Steven Morgan	Print Name:	William Santana Li

Title:	President	Title:	Chairman and CEO

Date:	April 10, 2019	Date:	4/9/19